EXHIBIT 10.2

FORM OF DIRECTOR NON-COMPETE/NON-DISCLOSURE AGREEMENT

THIS NON-COMPETE/NON-DISCLOSURE AGREEMENT (this “Agreement”), is made this _____ day of __________, ______, by and between Torotel, Inc., a Missouri corporation (the “Company”) and _______________________ (the “Director”), an individual residing at    _____________________________.

WHEREAS, the parties hereto recognize and agree that the services of the Director are special and unique, that s/he has knowledge of and access to the Company’s trade secrets, business plans and most sensitive confidential matters, and that s/he has special fiduciary duties to the Company as an officer and/or director;

WHEREAS, for the foregoing reasons, covenants on the part of the Director not to compete with the Company, have any conflicts of interest, or to disclose confidential and proprietary information of the Company during his/her service as a director and for a reasonable period after the termination or expiration of his/her service as a director is essential to protect the business of the Company;

NOW, THEREFORE, it is hereby agreed by the Company and the Director as follows:

1.    NON-COMPETE.  During the period of time that the Director serves as a director of the Company and for a period of two (2) years after the termination or cessation of such employment and/or service as a director, for any reason (both periods of time, taken together, being referred to hereinafter as the “Restricted Period”), the Director shall not, anywhere in the United States, directly or indirectly, whether individually or as an officer, director, employee, consultant, partner, stockholder (other than as the holder of not more than one percent (1%) of a publicly held corporation), individual proprietor, joint venturer, investor, lender, consultant or in any other capacity whatsoever, develop, design, produce, market, sell or render (or assist any other person in developing, designing, producing, marketing, selling or rendering) products or services competitive with those developed, designed, produced, marketed, sold or rendered by the Company at any time during the Restricted Period.

2.    NON-SOLICITATION.  During the Restricted Period, the Director shall not, directly or indirectly, whether individually or as an officer, director, employee, consultant, partner, stockholder, individual proprietor, joint venturer, investor, lender, consultant or any other capacity whatsoever:  (a) solicit, divert or take away, or attempt to solicit, divert or take away, the business or patronage of any clients, customers or accounts, or prospective clients, customers or accounts, of the Company; or (b) hire, retain (including as a consultant) or encourage to leave the employment of the Company any employee of the Company, or hire or retain (including as a consultant) any former employee of the Company who has left the employment of the Company within one (1) year prior to such hiring or retention.

3.    NON-DISCLOSURE.  The Director agrees, at all times during the Restricted Period and thereafter to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity, without written authorization from the Company, any trade secrets, confidential knowledge, data or other proprietary information of the Company.  By way of illustration and not limitation, such shall include information relating to products, processes, know-how, designs, formulas, methods, developmental or experimental work, improvements, discoveries, plans for research, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers of the Company.

4.    ACKNOWLEDGEMENT.   The Director agrees and acknowledges that his non-competition, non-solicitation and non-disclosure obligations hereunder are essential to the protection of the Company’s business as a consequence of the Director’s position with the Company and are reasonable for such purpose.

5.    EQUITABLE REMEDIES.   The parties hereto hereby agree that breaches of covenants and obligations undertaken in this Agreement are likely to cause the Company substantial and irrevocable damage, which would be difficult, if not impossible, to prove precisely; therefore, it is agreed that this Agreement shall be enforceable by specific performance or other injunctive relief.  If any of the restrictions contained herein are deemed to be unenforceable by reason of the extent, duration or geographical scope or other provisions hereof, then the parties hereto contemplate and agree that a court shall reduce such extent, duration, geographical scope or other provision hereof and enforce the terms hereof in reduced form for all purposes in the manner contemplated hereby.

6.    MISCELLANEOUS.   The Director acknowledges that this Agreement does not constitute a contract of employment and does not imply that the Company will continue his service as a director for any period of time.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  The rights and obligations of the Company shall inure to the benefit of, and shall be binding upon, its successors and assigns.  The Director acknowledges that the services to be rendered by him are unique and personal and cannot and shall not be assigned.  This Agreement and the performance hereof shall be construed and governed in accordance with the laws of the State of Missouri.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have caused this Non-Compete/Non-Disclosure Agreement to be duly executed as an instrument under seal as of the date and year first written above.

Name:
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TOROTEL, INC.

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